UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

The Company entered into an Extension Amendment dated as of November 18, 2010 with Equifax Information Services LLC (together with its affiliates, “Equifax”), which amended certain terms of the (a) Master Agreement for Marketing, Operational and Cooperative Services dated as of November 27, 2001 (as amended) among Equifax, the Company and CreditComm Services LLC, (b) Agreement for Consumer Disclosure Services, dated as of April 7, 1997 (as amended), by and among the Company, Equifax and Digital Matrix Systems, (c) Agreement for Credit Monitoring Batch Processing Services, dated as of November 27, 2001 (as amended), among the Company, CreditComm Services LLC and Equifax, and (d) Services Agreement dated December 21, 2000 (as amended) between the Company and Equifax (collectively, the “Equifax Agreements”).  The Extension Amendment provides for, among other things, an extension of the term of each of the Agreements through January 15, 2011 and that during the extension of the term, the parties will negotiate in good faith to enter into a new agreement reflecting the services provided and performed under the Equifax Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 2010

INTERSECTIONS INC.
By: /s/ Neal Dittersdorf
Name: Neal Dittersdorf Title: Chief Legal Officer and Executive Vice President, Business Affairs